Exhibit 10.1

AMENDED AND RESTATED LICENSE AGREEMENT

This Amended and Restated License Agreement (the “Agreement”) is by and among Mayo Foundation for Medical Education and Research, a Minnesota charitable corporation, located at 200 First Street SW, Rochester, Minnesota 55905-0001 (“MAYO”), Venturi Group, LLC, located at 2800 Patton Road, St. Paul, Minnesota 55113 (“VGL,” and, together with MAYO, the “FOUNDERS”), and NBI Development, Inc., a private for-profit company, located at 2800 Patton Road, St. Paul, Minnesota 55113 (“COMPANY”).

WHEREAS, MAYO desires to make certain patent rights and know-how available for the development and commercialization of medical devices for public use and benefit; and

WHEREAS, VGL desires to make certain patent rights and know-how available for the development and commercialization of medical devices for public use and benefit; and

WHEREAS, COMPANY represents itself as being knowledgeable in developing medical devices, and such knowledge is applicable in the treatment of disorders in the Field; and

WHEREAS, FOUNDERS are willing to grant and COMPANY is willing to accept an exclusive license under certain patent rights and a license to certain know-how and are willing to confer with COMPANY on development of such devices as set forth below; and

WHEREAS, COMPANY will be solely responsible for regulatory compliance, marketing and selling any products in accordance with the grant of rights hereunder.

NOW THEREFORE, in consideration of the foregoing and the promises and covenants set forth below, the parties hereby agree as follows:

Article 1.00 - Definitions

For purposes of this Agreement, the terms defined in this Article 1.00 will have the meaning specified and will be applicable both to the singular and plural forms:

1.01                        “Affiliate”:  shall mean any corporation or other entity within the same “controlled group of corporations” as MAYO or its parent Mayo Foundation.  For purposes of this definition, the term “controlled group of corporations” will have the same definition as Section 1563 of the Internal Revenue Code as of November 10, 1998, but will include corporations or other entities which, if not a stock corporation, more than 50% of the board of directors or other governing body of such corporation or other entity is controlled by a corporation within the controlled group of corporations of MAYO or Mayo Foundation.  MAYO’s Affiliates include, but are not limited to: Mayo Foundation; Mayo Collaborative Services, Inc.; Rochester Methodist Hospital; Saint Mary’s Hospital; Mayo Clinic Rochester; Mayo Clinic Jacksonville, Florida; St. Luke’s Hospital, Jacksonville, Florida; Mayo Clinic Arizona; Mayo Clinic Hospital, Arizona; Mayo Regional Practices, P.C., Decorah, Iowa; Mayo Health System West Central Wisconsin; and controlled or wholly-owned subsidiary corporations of all of the above.

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1.02                        “COMPANY Product(s)”:  shall mean any product or service that is covered by a Valid Claim within the Licensed Patents or Jointly Owned Patents or that incorporates, uses or is manufactured using or is developed using (including testing) Licensed Know-How.

1.03                        “COMPANY Sublicense Revenue”: shall mean all revenue (including but not limited to upfront fees, milestone payments, royalties and other consideration) received by COMPANY or its affiliate from the sublicensing of its licenses under Sections 2.01 and 2.02 under the Licensed Patents, Jointly Owned Patents and Licensed Know-How to third parties per the terms of this Agreement.

1.04                        “Effective Date”: shall mean March 21, 2006.

1.05                        “Field”: shall mean the treatment of central, autonomic and peripheral nervous system disorders, including pain, using devices to modulate nerve signaling.  For avoidance of doubt, “Field” shall not include the treatment of obesity or other gastrointestinal disorders or treatment of cardiac indication using devices on or within the pericardium or heart.

1.06                        “First Commercial Sale”: shall mean the first sale of a COMPANY Product.

1.07                        “Founders”:  shall mean MAYO and VGL.

1.08                        “Jointly Owned Patents”: shall mean (i) any patent application claiming inventions arising out of Product Development or Product Testing activities conducted for COMPANY by the Mayo Neurological Device Group and/or the VGL Neurological Device Group pursuant to this Agreement that has as inventors (a) employees of MAYO and/or employees or members of VGL and (b) employees of COMPANY, (ii) all patents issuing from any of the foregoing, (iii) all continuations, divisions, continuations in part, substitutions, reissues, or reexaminations of any of the foregoing patents or patent applications, as applicable, and (iv) all foreign counterparts of any of the foregoing.

1.09                        “License Year”: shall mean, for the year beginning on the Effective Date, the period from the Effective Date to December 31, and thereafter each calendar year during the Term.

1.10                        “Licensed Know-How”:  shall mean information, whether patentable or not, that (i) is developed for and provided to COMPANY by the Mayo Neurological Device Group or the VGL Neurological Device Group through Product Development or Product Testing activities, (ii) is contained in Mayo Medical Ventures disclosure, [***] and [***], or (iii) arises from meetings held between the Mayo Neurological Device Group and the VGL Neurological Device Group beginning January 24, 2006.

1.11                        “Licensed Patents”: shall mean (i) all patent applications (including without limitation those claiming methods) owned solely by MAYO that claim inventions arising out of Product Development or Product Testing activities conducted for COMPANY pursuant to this Agreement by the Mayo Neurological Device Group, (ii) U.S. patent application Ser. No. [***], filed [***], entitled [***], (iii) all patent applications (including without limitation those claiming methods) owned solely by VGL that claim inventions arising out of Product Testing or Product Development activities conducted for COMPANY by the VGL Neurological Device Group, (iv) all patent applications owned jointly by MAYO and VGL claiming inventions arising out of Product Development or Product Testing activities conducted by the Mayo Neurological Device Group and the VGL Neurological Device Group for COMPANY, (v) all patents issuing from any of the

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foregoing, (vi) all continuations, divisions, continuations in part, substitutions, reissues, or reexaminations of any of the foregoing patents or patent applications, as applicable, and (vii) all foreign counterparts of any of the foregoing.  Licensed Patents shall not be interpreted to include Jointly Owned Patents.

1.12                        “Net Sales”:  shall mean the amount invoiced by COMPANY or its affiliates for sales of COMPANY Products to third parties, less the following:  (a) normal and customary trade and/or quantity discounts, chargebacks, rebates and allowances actually allowed or taken; (b) sales, use, value added and excise taxes, import and customs duties, or tariffs to the extent actually invoiced by the selling entity; (c) freight, insurance, packaging costs and other transportation charges to the extent separately invoiced and paid by the selling entity; (d) amounts repaid or credits taken by reason of rejections, outdating, defects or returns or because of retroactive price reductions or due to recalls or government laws or regulations requiring rebate; and (e) a reasonable allowance for bad debts or uncollectible amounts.  “Net Sales” shall exclude amounts received for any COMPANY Product furnished to a third party for which payment is not intended to be received, including but not limited to COMPANY Products used in clinical trials and COMPANY. Products distributed as promotional and free goods, in reasonable quantities.  Net Sales will be determined in accordance with GAAP.

For Combination Products, royalties will be calculated based on Combination Net Sales.  If, on a country-by-country basis, a COMPANY Product is sold in the form of a combination product containing one (1) or more active ingredients or devices in addition to COMPANY Product (a “Combination Product”), then Net Sales for such Combination Product (“Combination Net Sales”) will be adjusted by multiplying actual Net Sales of such Combination Product by the fraction A/(A + B), where A is the average invoice price of COMPANY Product, if sold separately, and B is the average invoice price of any other active ingredient or device in the combination, if sold separately.  If, on a country-by-country basis, the other active ingredient or device in the combination is not sold separately, then Net Sales shall be calculated by multiplying actual Net Sales of such Combination Product in such country by the fraction A/C, where A is the invoice price of COMPANY Product, if sold separately, in such country and C is the invoice price of the Combination Product in such country. If, on a country-by-country basis, neither COMPANY Product nor the other active ingredient or device of the Combination Product is sold separately, then Net Sales shall be determined by COMPANY in good faith, in consultation with MAYO.

1.13                        “Mayo Neurological Device Group” or “MNDG”:  shall mean the Mayo Neurological Device Group (MNDG), which shall include the following members:

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1.14            “Product Development”: shall mean the research (other than preclinical or clinical Product Testing), clinical or preclinical development, design and/or enhancement of devices.

1.15            “Product Testing”:  shall mean the design and development of preclinical or clinical test or study protocols, assays and/or measurement tools or methods, and the conduct of preclinical and clinical testing and/or validation activities, in each case relating to devices.

1.16            “Term”: shall have the meaning set forth in Section 6.01.

1.17            “Valid Claim”: shall mean a claim of an unexpired, issued patent that has not lapsed or been abandoned or determined by a court from which no further appeal can be taken or has been taken within the time allowed for appeal to be invalid or unenforceable.

1.18            “VGL Neurological Device Group” or “VNDG”: shall mean the VGL Neurological Device Group (VNDG), which shall include the following members:

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Article 2.00- Grant of Rights

2.01                        FOUNDERS’ GRANT.  Subject to the reservation of rights set forth in Section 2.03, FOUNDERS grant COMPANY a worldwide, royalty-bearing, exclusive (even as to MAYO and VGL, subject to Section 2.03) license under the Licensed Patents and their interests in the Jointly Owned Patents to develop, make, have made, use, offer for sale, sell and import COMPANY Products, in the Field.

COMPANY shall have the right to sublicense the Licensed Patents and the Jointly Owned Patents in the Field. Any such sublicense will include obligations of confidentiality, name use, warranties, waivers and indemnification for the benefit of FOUNDERS of the same scope as set forth herein. COMPANY will be responsible for the performance of its sublicensees under any such sublicense. COMPANY will notify FOUNDERS of any sublicense within [***] days after execution thereof and provide FOUNDERS a copy of the same.  If COMPANY receives any non-cash consideration for the grant of a sublicense under the Licensed Patents and Jointly Owned Patents in the Field (e.g., in the form of services, products or technology in lieu of cash consideration for such sublicense), it shall include in COMPANY Sublicense Revenue the fair market value of such non-cash consideration, and COMPANY shall owe MAYO payments on such fair market value pursuant to Section 3.08.

2.02                        LICENSED KNOW-HOW COMMITMENT.  For a period of five (5) years from January 24, 2006, unless terminated earlier by either COMPANY or FOUNDERS as provided for in this Agreement, FOUNDERS commit to the following:

(a)                                  Subject to existing obligations to third parties, MAYO policies and for so long as its members are employees of MAYO, the MNDG would confer with COMPANY in the Field exclusively for Product Development and non-exclusively for Product Testing.  The VNDG would confer

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with COMPANY in the Field exclusively for Product Development and non-exclusively for Product Testing.  For avoidance of doubt, in no event would the foregoing commitment to confer exclusively for Product Development be deemed to prevent MAYO from conducting preclinical or clinical Product Testing for third parties.

(b)                                 Subject to existing obligations to third parties and MAYO policies, FOUNDERS hereby grant COMPANY a royalty-bearing, worldwide license to use the Licensed Know-How in the Field to develop, make, use, sell, offer for sale and import COMPANY Products as provided below:

1. for Product Development, such license shall be exclusive; and

2. for Product Testing, such license shall be non-exclusive.

COMPANY shall have the right to sublicense such Licensed Know-How, but not any obligation of MAYO or VGL to confer, on the same terms and conditions as set forth above with respect to Licensed Patents.

MAYO represents and warrants that to the best of its internal patent counsel’s knowledge as of the Effective Date and without a duty to inquire, MAYO is not aware of any existing third-party obligations that will materially interfere with the MNDG conferring with COMPANY under this Agreement.  VGL represents and warrants that to the best of its internal counsel’s knowledge as of the Effective Date and without a duty to inquire, VGL is not aware of any existing third-party obligations that will materially interfere with the VNDG conferring with COMPANY under this Section 2.02, in accordance with the terms and conditions of this Agreement.

Each member of the MNDG shall use reasonable efforts to attend meetings, achieve specific Product Development objectives and milestones, and conduct Product Testing, contributing on average among the individuals of the groups between [***] hours per member per month to achieve an intended aggregate contribution of [***] person-hours per month as requested by COMPANY.  Any time credited under this Section 2.02 shall not also be subject to compensation under any other agreement including any agreement referenced under Section 3.13.

Certain members of the VNDG are employees of [***], developing [***].  VGL and such individuals represent they will not use any equipment, supplies, facilities or trade secret information of [***] for the benefit of COMPANY, and any development contributions for COMPANY will be developed entirely on their own time, and (1) will not relate (a) directly to the businesses of [***] and (b) to [***] actual or demonstrably anticipated research or development, and (2) will not result from any work performed by them for [***].  COMPANY will not require of such individuals any work or transfer of rights inconsistent with the foregoing.

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2.03                        RESERVATION OF RIGHTS.  The grant of rights in Sections 2.01 and 2.02 are subject to the rights of the United States government, if any, in the Licensed Patents, the Jointly Owned Patents and Licensed Know-How and MAYO’s and its Affiliates’   reserved, irrevocable and royalty-free right under the Licensed Patents and Jointly Owned Patents to make, have made, use, offer for sale and sell, solely for the benefit of MAYO and its Affiliate’s internal programs, including research, any product or service and to use the Licensed Know-How for the same.  For avoidance of doubt, MAYO reserves the right to conduct Product Testing with third parties.

2.04                        ALL OTHER RIGHTS RESERVED. This Agreement does not grant a license to any patent or patent application (i) not defined in the Licensed Patents or the Jointly Owned Patents or Licensed Know-How that exists prior to the Effective Date or (ii) arising outside of FOUNDERS’ Product Development or FOUNDERS’ Product Testing.  Except as granted in Sections 2.01 and 2.02, no other license is granted by FOUNDERS under any intellectual property rights owned or controlled by FOUNDERS, including any patents, know-how, copyrights, proprietary information and trademarks.  All such rights are expressly reserved by FOUNDERS.  COMPANY acknowledges that in no event will this Agreement be construed as an assignment by MAYO or VGL to COMPANY of any intellectual property rights.  During the term of the obligation to confer under Section 2.02, subject to any obligations to third parties and MAYO policies, if MAYO, through Mayo Medical Ventures, becomes aware of any MAYO owned patent or patent application in the Field that is required for COMPANY to make, use or sell a COMPANY Product in the Field, and such patent or patent application is not otherwise licensed under this Agreement, MAYO will make its best efforts to so notify COMPANY to permit COMPANY to consider negotiating rights thereto before any third parties.

2.05                        CONFIDENTIALITY.  During the Term, and for a period of five (5) years thereafter, the parties agree to keep confidential by not disclosing to any third party any information (i) relating to this Agreement, including the terms and conditions thereof, except COMPANY may disclose the terms and conditions of this Agreement to its confidential advisors and agents and its existing or potential sublicensees or distributors, shareholders, investors or lenders, provided that if any such party refuses to sign a confidentiality agreement with terms at least as restrictive as those in this Section 2.05, COMPANY shall first notify FOUNDERS and obtain FOUNDERS written consent (including electronic correspondence) which will not be unreasonably withheld, or (ii) other confidential information transmitted to one or two of the parties by another party. Each party may use this information solely as necessary for complying with the terms and conditions of this Agreement.  The obligations of non-disclosure and non-use will not apply when and to the extent such information:

(a)                                 becomes part of the public domain through no action or fault of the receiving party; or

(b)                                 was in the receiving party’s possession before disclosure, as demonstrated by the receiving party’s written records, and was not acquired, directly or indirectly, from the disclosing party; or

(c)                                  was received by the receiving party from a third party having a legal right to transmit such information.

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At a party’s request, the other party will cooperate fully in any legal actions taken by the requesting party to protect its rights in the information disclosed hereunder, and each party shall bear its own costs of any such action.

2.06                        PURCHASE [***].  MAYO may, at its sole option, purchase COMPANY Products in any quantity for use within MAYO’s and its Affiliates’ own programs [***] available to MAYO from COMPANY.  This [***].

Article 3.00 - Condition Precedent, Consideration and Royalties.

3.01                        SHARE ISSUANCE.  Concurrent with the execution of this Agreement, COMPANY has issued (i) to MAYO one million (1,000,000) shares of its fully-diluted common stock in partial consideration for MAYO’s obligations under this Agreement and (ii) to VGL one million (1,000,000) shares of its fully-diluted common stock in consideration for a cash payment of one thousand dollars (US$1,000).  This initial issuance is not an advance or creditable against any payments otherwise due under this Agreement.

3.02                        EARNED ROYALTIES.  COMPANY will pay MAYO, on behalf of FOUNDERS, a [***] earned royalty on Net Sales of those COMPANY Products that are covered by a Valid Claim within the Licensed Patents and Jointly Owned Patents in the country in which such products are sold, and a [***] earned royalty on Net Sales of any other Company Product (such royalties, the “Earned Royalties”).  MAYO will distribute [***] of all amounts it actually receives under Sections 3.02, 3.03, 3.08 and 7.02 to VGL, except as provided in Section 6.04.

The obligation to pay worldwide royalties on a COMPANY Product not covered by a Valid Claim within the Licensed Patents and Jointly Owned Patents shall, on a product-by-product and country-by-country basis, commence upon the First Commercial Sale of such COMPANY Product in a country and cease on December 31st of the fifth calendar year after the year within which the First Commercial Sale occurred in such country, unless such COMPANY Product becomes covered by a Valid Claim.  Thereafter, the obligation for COMPANY to pay royalties on a COMPANY Product that is not covered by a Valid Claim shall be considered paid-up.  The obligation to pay Earned Royalties under this Section 3.02 for a COMPANY Product covered by a Valid Claim shall run on a product-by-product and country-by-country basis until the last to expire of the Valid Claims within the Licensed Patents and Jointly Owned Patents covering such COMPANY Product in such country.

3.03                        MINIMUM ROYAL TIES.  In order for COMPANY to maintain its license, COMPANY will pay MAYO a minimum annual royalty of [***] dollars (US$[***]) for each of the second and third License Years after the First Commercial Sale in the United States or Europe of a COMPANY Product.  The Earned Royalties due and accrued under Section 3.02 within a given License Year are fully creditable against such minimum annual royalty due only for that License Year.  If the Earned Royalty does not equal or exceed the minimum annual royalty due, COMPANY will pay the difference.  Payment must be made within [***] days after the last relevant License Year, and failure to do so constitutes a material breach of this Agreement.

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3.04                        ROYALTY STACKING.  If COMPANY or its affiliate is a party to a license agreement with any third party under which COMPANY or its affiliate obtains a license for technology required for the manufacture, use or sale of a COMPANY Product and the total royalty due in the aggregate to one or more third parties exceeds [***], then COMPANY may reduce the Earned Royalties due to MAYO pursuant to Section 3.02 on such COMPANY Product (on a product-by-product basis) by [***] of the royalties that are payable to such third party; provided, however, that in no event will the Earned Royalties otherwise due under Section 3.02 be reduced to less than [***] of the Earned Royalties that would otherwise be payable to MAYO pursuant to Section 3.02 by operation of the foregoing reduction.

3.05                        KNOW-HOW RETAINER FEES. COMPANY shall pay MAYO a quarterly retainer fee of [***] dollars (US$[***]) for the MNDG as partial compensation for its Licensed Know-How. The initial payment shall be due within [***] days after April 1, 2006 and the following payments are due on a quarterly basis: July 1, October 1, January 1, and April 1 during the term of the commitment under Section 2.02. For avoidance of doubt, the last quarterly retainer fee payment shall be due on January 1, 2011.

3.06                        KNOW-HOW MILESTONE PAYMENTS. As partial compensation for providing the Licensed Know-How, COMPANY shall have a pool of five hundred thousand (500,000) COMPANY common shares which it shall issue to MAYO within ninety (90) days after FDA approval of the first COMPANY Product.

3.07                        CERTAIN COMMON STOCK PROVISIONS.  In connection with COMPANY’s obligation to issue shares of its common stock to FOUNDERS under Section 3.01 and to MAYO under Section 3.06, COMPANY and FOUNDERS hereby covenant and agree as follows:

(a)                                 COMPANY hereby represents and warrants that the terms of this Agreement have been duly and validly approved and authorized by all requisite corporate action of the Board of Directors of COMPANY, and that the performance of COMPANY’s obligations under this Agreement will not result in the violation of the terms or provisions of any other agreements to which COMPANY is a party or is otherwise bound.

(b)                                 COMPANY represents and warrants that a sufficient number of shares of COMPANY common stock for performance of COMPANY’s obligations under this Agreement have been and will continue to be duly and validly reserved for issuance by all requisite corporate action of the Board of Directors of COMPANY, and upon the issuance of the common stock in accordance with this Agreement such shares of common stock will be duly and validly issued and fully paid and non-assessable shares of capital stock of COMPANY.

(c)                                  COMPANY and FOUNDERS covenant and agree that the number of shares of COMPANY common stock that may be issued from time to time to MAYO in the future pursuant to the Section 3.06 shall be equitably adjusted to give effect to all stock combinations or stock splits affecting COMPANY common stock and all dividend distributions payable to holders of COMPANY common stock in shares of additional COMPANY common stock.

(d)                                 COMPANY agrees that, simultaneous with the occurrence of a Liquidation Event or simultaneous with the initial closing in an arrangement involving COMPANY’s first firm commitment underwritten public offering of its common stock under the Securities Act of 1933, as amended, (the “Act”) MAYO shall automatically, and without need for further action, be

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entitled to receive, and shall be deemed the beneficial owner of, all shares of COMPANY common stock issuable pursuant to Section 3.06, regardless of whether the conditions precedent to such issuance as set forth in each Section 3.06 have theretofore been achieved or satisfied.  If at any time there is a recapitalization of COMPANY common stock (other than as contemplated upon the occurrence of a Liquidation Event), COMPANY agrees that MAYO shall automatically, and without need for further action, be entitled to receive the number of shares of capital stock or other securities or property to which a holder of an aggregate number of shares of COMPANY common stock equal to the maximum number of shares which MAYO may have become entitled to receive in the future pursuant to Section 3.06 would be entitled to receive in connection with such recapitalization, regardless of whether the conditions precedent to such issuances as set forth in Section 3.06 have theretofore been achieved or satisfied.  Upon issuance of common stock, capital stock or other securities pursuant to this Section 3.07(d), COMPANY shall have no further obligation to issue common stock to MAYO pursuant to the terms of this Agreement.  For the avoidance of doubt, this Section 3.07(d) does not apply to any type of financing transaction that COMPANY may undertake in the furtherance of its business, e.g., venture equity, venture debt, lease-line undertakings, etc.  For this purpose, “Liquidation Event” shall include (A) the closing of the sale, lease, exchange, exclusive licensing or other disposition of all or substantially all of COMPANY’s assets or intellectual property (whether in one transaction of a series of related transactions), (B) the consummation of the merger, business combination, reorganization or consolidation of COMPANY with or into another entity (except a merger or consolidation in which the holders of capital stock of COMPANY immediately prior to such merger or consolidation continue to hold at least 50% of the voting power of the capital stock of COMPANY or the surviving or acquiring entity), (C) the closing of the transfer (whether by merger, consolidation or otherwise), in one transaction or a series of related transactions, to a person or group of affiliated persons (other than an underwriter of COMPANY’s securities or in connection with an equity, debt or other financial transaction whose principal purpose is the financing of COMPANY), of COMPANY’s securities if, after such closing, such person or group of affiliated persons would hold 50% or more of the outstanding voting stock of COMPANY (or the surviving or acquiring entity) or (D) a liquidation, dissolution or winding up of COMPANY; provided, however, that a transaction shall not constitute a Liquidation Event if its sole purpose is to change the state of COMPANY’s incorporation or to create a holding company that will have substantially similar series and classes of shares with the same terms as existed immediately prior to such transaction and be owned in substantially the same proportions by the persons who held COMPANY’s securities immediately prior to such transaction.

(e)                                  FOUNDERS hereby represent and warrant that they are investors in securities of companies in the development stage and acknowledges that they are able to fend for themselves, can bear the economic risk of its investment, and have such knowledge and experience in financial or business matters that they are capable of evaluating the merits and risks of the investment in the common stock of COMPANY.  FOUNDERS also represent they have not been organized for the purpose of acquiring the common stock of COMPANY.

(f)                                   FOUNDERS hereby represent and warrant that they are “accredited investors” within the meaning of SEC Rule 501 of Regulation D, as presently in effect.

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(g)                                  FOUNDERS understand that the common stock of COMPANY will be characterized as “restricted securities” under the federal securities laws inasmuch as they are being acquired from COMPANY in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Act only in certain limited circumstances.  In this connection, FOUNDERS represent that they are familiar with SEC Rule 144, as presently in effect, and understand the resale limitations imposed thereby and by the Act.

(h)                                 Without in any way limiting the representations set forth above, FOUNDERS further agree not to make any disposition of all or any portion of the shares of common stock of COMPANY unless and until:

(1)                                 There is then in effect a registration statement under the Act covering such proposed disposition and such disposition is made in accordance with such registration statement; or

(2)                                 If requested by COMPANY, FOUNDERS shall have furnished COMPANY with an opinion of counsel, reasonably satisfactory to COMPANY, that such disposition will not require registration of such shares under the Act.  It is agreed that COMPANY will not require opinions of counsel for transactions made in reliance upon Rule 144 except in unusual circumstances.

Notwithstanding the provisions of subsections (1) and (2) above, no such registration statement or opinion of counsel shall be necessary for a transfer by FOUNDERS to any of their “affiliates,” as that term is defined under the Act, so long as such affiliate is an “accredited investor” (within the meaning of Regulation D under the Act).

(i)                                     It is understood that the certificates evidencing the common stock of COMPANY may bear a legend that refers to the shareholders agreement between the shareholders of COMPANY and states:

“These securities have not been registered under the Securities Act of 1933, as amended. They may not be sold, offered for sale, pledged or hypothecated in the absence of a registration statement in effect with respect to the securities under such Act or an opinion of counsel satisfactory to COMPANY that such registration is not required or unless sold pursuant to Rule 144 of such Act.”

3.08                        SUBLICENSE REVENUE:

(a)                                 COMPANY shall pay MAYO on behalf of FOUNDERS [***] of all COMPANY Sublicense Revenue it receives during the Term for sublicenses executed within the first [***] years after the Effective Date.  COMPANY shall pay MAYO on behalf of FOUNDERS [***] of all COMPANY Sublicense Revenue it receives during the Term for sublicenses executed thereafter.

(b)                                 Payments due with respect to COMPANY Sublicense Revenue are payable as described

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in Section 4.01.

3.09                        TAXES.  COMPANY is responsible for all taxes (other than net income taxes), duties, import deposits, assessments and other governmental charges, however designated, which are now or hereafter will be imposed by any authority on COMPANY (a) by reason of the performance by a FOUNDER of its obligations under this Agreement, or the payment of any amounts by COMPANY to a FOUNDER under this Agreement; or (b) based on the Licensed Patents, Joint Owned Patents, Licensed Know-How or use or sale of COMPANY Product.

3.10                        NO DEDUCTIONS.  All payments to be made by COMPANY to MAYO and/or FOUNDERS under this Agreement represent net amounts MAYO and/or FOUNDERS are entitled to receive, and will not be subject to any deductions or offsets for any reason whatsoever; provided, however, that COMPANY shall be entitled to deduct from payments due to FOUNDERS (as applicable) under this Agreement any taxes imposed upon MAYO and/or FOUNDERS with respect to such payments, if COMPANY is required to withhold such amounts under law.

3.11                        U.S. CURRENCY.  All payments to MAYO or FOUNDERS under this Agreement will be made by draft drawn on a United States bank, and payable in United States dollars.

3.12                        DISTRIBUTION OF CONSIDERATION WITHIN MAYO.  MAYO may distribute any of its funds received by reason of this Article 3.00 and Section 7.02 to individuals within the MNDG as MAYO, in its sole discretion, deems advisable and will hold COMPANY harmless from any claims by any person that any such distribution or related allocation is inadequate or unreasonable.

3.13                        RESEARCH AND CLINICAL TRIALS.  The parties acknowledge that any COMPANY-sponsored research or clinical trial at MAYO related to COMPANY Products will be subject to a separate agreement consisting of a defined protocol, associated budget and any terms and conditions that may be required by law or MAYO policy; however, all intellectual property arising from such research or trial shall be included in Licensed Patents, Jointly Owned Patents or Licensed Know-How, as applicable, and licensed to COMPANY pursuant to the provisions of this Agreement.  Any such separate agreement will not require any compensation beyond the mutually agreed upon costs for conducting the research or clinical trial.

3.14                        MAYO RESEARCH FUNDING.  MAYO shall have the right but not the obligation to propose that it provide to COMPANY research funding for Product Development and Product Testing efforts to be conducted at COMPANY’s direction.  COMPANY shall have the right, in its sole discretion, to accept or reject such proposal.  If it accepts such proposal, then if the parties mutually agree upon the scope of the research, the amount of the research funding, and the equity interest in COMPANY or other consideration that MAYO would receive for its provision of such funding, then the parties shall negotiate the terms of an agreement pursuant to which MAYO would provide such funding, COMPANY would direct such research, and MAYO would receive such mutually agreed consideration.

Article 4.00 - Accounting and Reports.

4.01                        PAYMENT.  COMPANY will deliver to FOUNDERS on or before [***] of each License Year a detailed written report stating Net Sales on which Earned Royalties are based,

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COMPANY Sublicense Revenue on which payment is due FOUNDERS and all activities for all other payments due under Article 3.00 for the preceding License Year.  Each such report will be accompanied by the payment(s) to MAYO due to FOUNDERS for such License Year.  In the event no royalties are due, COMPANY shall submit a detailed written report on the progress of the development of COMPANY Products and a timeline for commercialization of the same, including a description of activities conducted as set forth in Section 7.02.

4.02                        ACCOUNTING.  COMPANY will keep complete, true and accurate books of accounts and records sufficient to support calculation of Net Sales, COMPANY Sublicense Revenue and all other payment payable to FOUNDERS under this Agreement.  Such books and records will be kept at COMPANY’s principal place of business for at least [***] years after the end of the License Year to which they pertain, and will be open at all reasonable times for inspection by a representative of FOUNDERS for verification of payments.  The FOUNDERS’ representative will treat as confidential all relevant matters and will be a person or firm reasonably acceptable to COMPANY.  In the event such audit reveals an underpayment by COMPANY, COMPANY will within [***] days pay the amount due in excess of the payments actually paid.  In the event the audit reveals an underpayment by COMPANY of more than [***] of the amount due, COMPANY will pay interest on the amount due in excess of the amount actually paid at the highest rate then permitted by law.  In the latter event, COMPANY will pay all of FOUNDERS’ costs in conducting the audit.

Article 5.00- Warranties and Indemnification.

5.01                        USE OF NAME AND LOGO.  COMPANY and VGL will not use publicly for publicity, promotion or otherwise, any logo, name, trade name, service mark or trademark of MAYO or its Affiliates, including, but not limited to, the terms “MAYO®,” “MAYO Clinic®” and the triple shield MAYO logo, or any simulation, abbreviation or adaptation of the same, or the name of any MAYO employee or agent, without MAYO’s prior, written, express consent, which MAYO may withhold in its absolute discretion.  Upon MAYO’s prior written consent, COMPANY may disclose that it has obtained a license under certain patents and know-how from MAYO related to products in the Field, and that MAYO has an equity interest in COMPANY, where required for COMPANY to comply with laws, rules, regulations or rules of any securities exchange, which consent shall not be unreasonably withheld or delayed.

5.02                        DISCLAIMER.  Except as expressly set forth in Section 5.08, nothing in this Agreement will be construed as:

(a)                                 a warranty or representation by MAYO or VGL as to the validity or scope of any of the Licensed Patents, Jointly Owned Patents and Licensed Know-How; or

(b)                                 an obligation to bring or to prosecute actions against third parties for infringement of the Licensed Patents, Jointly Owned Patents or Licensed Know-How; or

(c)                                  a warranty or representation that the manufacture, use, sale, offer for sale or importation

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of any COMPANY Product or the use or practice of any of the Licensed Patents, Jointly Owned Patents or Licensed Know-How are free from infringement or misappropriation of a third party’s intellectual property rights.

5.03                        DISCLAIMER.  EXCEPT AS PROVIDED HEREIN, MAYO AND VGL HAVE NOT MADE AND PRESENTLY MAKE NO PROMISES, GUARANTEES, REPRESENTATIONS OR WARRANTIES OF ANY NATURE, DIRECTLY OR INDIRECTLY, EXPRESS OR IMPLIED, REGARDING THE MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, OR NON-INFRINGEMENT FOR THE COMPANY PRODUCTS, LICENSED PATENTS, JOINTLY OWNED PATENTS OR LICENSED KNOW-HOW.  EXCEPT AS EXPRESSLY PROVIDED IN SECTION 5.02 OR 5.08, THE LICENSED KNOW-HOW, JOINTLY OWNED PATENTS AND LICENSED PATENTS WHICH ARE LICENSED UNDER THIS AGREEMENT ARE PROVIDED “AS IS,” “WITH ALL FAULTS” AND “WITH ALL DEFECTS.”  COMPANY IS SOLELY RESPONSIBLE FOR DETERMINING WHETHER THE LICENSED PATENTS, JOINTLY OWNED PATENTS AND LICENSED KNOW-HOW HEREUNDER HAVE APPLICABILITY OR UTILITY IN COMPANY’S MANUFACTURING, DESIGN, MARKETING AND SALES ACTIVITIES.  COMPANY ASSUMES ALL RISK AND LIABILITY IN CONNECTION WITH SUCH DETERMINATION.

5.04                        INDEMNIFICATION.  COMPANY will defend, indemnify and hold harmless FOUNDERS and MAYO’s Affiliates from any and all claims, actions, demands, judgments, losses, costs, expenses, damages and liabilities (including but not limited to attorneys’ fees and other expenses of litigation) (“Claim”), regardless of the legal theory asserted, arising out of or connected with:  (a) practice by COMPANY of inventions claimed in the Licensed Patents or Jointly Owned Patents or of the Licensed Know-How furnished or licensed under this Agreement; (b) design, manufacture, distribution, use, sale or other disposition of COMPANY Products by COMPANY, or its transferees or sublicensees; and (c) the Product Development and Product Testing to be conducted for COMPANY hereunder.  The foregoing obligations of COMPANY to indemnify are contingent upon FOUNDERS or MAYO’s Affiliates giving COMPANY prompt and timely notice of any claim requiring indemnification, granting to COMPANY the right to control the defense of any such claim including selection of counsel and the right to settle any such claim (including the right to grant sublicenses, without royalty to FOUNDERS) of any right licensed under this Agreement.  Notwithstanding the foregoing, COMPANY shall not, without MAYO’s prior written consent, settle or compromise any Claim in a manner that would require MAYO to admit liability or incur financial obligation.  MAYO and VGL may be represented by counsel of their own choosing, at their own expense.

5.05                        INSURANCE.  As used in Sections 5.04 and 5.05, MAYO and its Affiliates include the trustees, officers, agents, and employees of MAYO and its Affiliates.  COMPANY will, during the Term, carry claim-based liability insurance, including products liability and contractual liability, in an amount and for a time period sufficient to cover the liability assumed by COMPANY hereunder, such amount being at least [***] dollars ($[***]).  In addition, such policy will name MAYO and VGL as an additional-named insured.  COMPANY may not settle any Claim in a manner that would require an admission of liability or incur financial obligation on the part of MAYO, without MAYO’s prior written consent.

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5.06                        WAIVER OF SUBROGATION.  COMPANY expressly waives any right of subrogation that it may have against VGL or MAYO resulting from any claim, demand, liability, judgment, settlement, costs, fees (including attorneys’  fees) and expenses for which COMPANY has agreed to indemnify VGL, MAYO and its Affiliates or hold VGL, MAYO and its Affiliates harmless under this Agreement.

5.07                        ADDITIONAL WAIVERS.  SUBJECT TO COMPANY’S OBLIGATION TO INDEMNIFY FOUNDERS HEREUNDER, IN NO EVENT WILL ANY PARTY’S LIABILITY TO THE OTHER PARTY OR PARTIES INCLUDE ANY SPECIAL, INDIRECT, INCIDENTAL, CONSEQUENTIAL OR PUNITIVE LOSSES OR DAMAGES, EVEN IF SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.  IN NO CASE WILL A FOUNDER’S LIABILITY OF ANY KIND EXCEED THE TOTAL PAYMENTS WHICH HAVE ACTUALLY BEEN PAID BY COMPANY UNDER THIS AGREEMENT AS OF THEDA TE OF FILING OF THE ACTION AGAINST MAYO, VGL, OR FOUNDERS WHICH RESULTS IN THE SETTLEMENT OR AWARD OF DAMAGES.

COMPANY ACKNOWLEDGES AND AGREES THAT MAYO WILL NOT LIABLE OR RESPONSIBLE FOR ANY ACTIONS OR OMISSIONS OF VGL UNDER THIS AGREEMENT AND VGL SHALL NOT BE LIABLE OR RESPONSIBLE FOR ANY ACTIONS OR OMISSIONS OF MAYO UNDER THIS AGREEMENT.

5.08                        REPRESENTATIONS AND WARRANTY.  MAYO and VGL represent and warrant (each individually only as to itself) that, in the Field, the employees of MAYO are under an obligation to assign their rights to MAYO and the VGL members or employees are under an obligation to assign their rights to VGL, that, to the best of their internal counsel’s knowledge as of the Effective Date and without a duty to inquire, MAYO and VGL are otherwise the lawful owners of their respective Licensed Patent rights licensed hereunder and the patent rights licensed hereunder are provided free and clear of any third-party ownership rights.  MAYO and VGL represent and warrant (each individually only as to itself) that this Agreement is binding upon it and that it has all rights necessary to grant the rights it purports to grant hereunder.  VGL represents and warrants that, to the best of its knowledge, no license will be required from [***] for COMPANY and FOUNDERS’ research and commercialization efforts contemplated under this Agreement.  Notwithstanding the foregoing, nothing herein shall be construed as an express or implied representation or warranty of non-infringement, and COMPANY acknowledges that it may require rights to third-party intellectual property in order to practice the licenses granted hereunder.  VGL represents and warrants that no members or employees who owe their intellectual property rights in the Field to a third party will be permitted to participate in any activities of COMPANY or with MAYO, unless COMPANY or MAYO, as applicable, has given its prior written consent.

Article 6.00- Term and Termination.

6.01                        TERM.  This Agreement will commence on the Effective Date and, unless terminated earlier hereunder, will terminate upon the last to expire patent application or Valid Claim within the

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Patent Rights or COMPANY’s last obligation to make payments under Article 3.00, whichever occurs last (the “Term”).

6.02                        TERMINATION FOR BREACH.  If any party commits a material breach of this Agreement, including without limitation for COMPANY the failure to make any required payments hereunder, either of the other parties may notify the breaching party in writing of such breach and the breaching party will have sixty (60) days after such notice becomes effective as set forth in Section 9.07 to cure such breach, or this Agreement will automatically terminate; provided that, if this Agreement is terminated hereunder by COMPANY for material breach committed by MAYO or VGL, then this Agreement shall remain in effect except as set forth in Section 6.05(b).

6.03                        INSOLVENCY OF COMPANY.  MAYO or VGL may terminate this Agreement by transmitting a notice of termination to COMPANY in the event COMPANY ceases conducting business in the normal course, becomes insolvent or bankrupt, makes a general assignment for the benefit of creditors, admits in writing its inability to pay its debts as they are due, permits the appointment of a receiver for its business or assets, or avails itself of or becomes subject to any proceeding under any statute of any governing authority relating to insolvency or the protection of rights of creditors.

6.04                        EARLY TERMINATION OF CONFERENCE RIGHTS.  Starting three (3) years after the Effective Date of this Agreement, MAYO or VGL, at its discretion and without a showing of cause, may terminate the obligations to confer under Sections 2.02(a) and 2.02(b) by giving notice of such election to COMPANY.

(a)                                 If MAYO so terminates, then, upon such notice:

(1) COMPANY’s obligation to pay Earned Royalties under Section 3.02 to MAYO, on behalf of the FOUNDERS, shall be reduced from [***] of Net Sales of COMPANY Products that are covered by a Valid Claim within the Licensed Patents and Jointly Owned Patents in the country in which such COMPANY Products are sold to [***] on Net Sales for each such COMPANY Product, and from [***] on Net Sales of any other COMPANY Product to [***] on Net Sales of each such COMPANY Product; COMPANY’s obligation to pay amounts due pursuant to Section 3.08 with respect to COMPANY Sublicense Revenue shall be reduced to from [***] of all such COMPANY Sublicense Revenue it receives during the Term for sublicenses executed within the first [***] years after the Effective Date to [***] of all such COMPANY Sublicense Revenue, and from [***] of all such COMPANY Sublicense Revenue it receives during the Term for sublicenses executed thereafter to [***] of all such COMPANY Sublicense Revenue; and MAYO will distribute [***] of all amounts it receives under this section to VGL;

(2)         any Licensed Know-How retainer fee obligations under Section 3.05 that have not accrued shall expire;

(3)         any Know-How milestone payment obligations under Section 3.06 that have not accrued shall expire; and

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(4)         the grant of licenses from MAYO for its Licensed Know-How to COMPANY shall become non-exclusive.

(b)                                 If VGL so terminates, then, upon such notice:

(1)         COMPANY’s obligation to pay Earned Royalties under Section 3.02 to MAYO, on behalf of FOUNDERS, shall be reduced from [***] of Net Sales of COMPANY Products that are covered by a Valid Claim within the Licensed Patents and Jointly Owned Patents in the country in which such COMPANY Products are sold to one and [***] on Net Sales for each such COMPANY Product, and from [***] on Net Sales of any other COMPANY Product to [***] on Net Sales of each such COMPANY Product; COMPANY’s obligation to pay amounts due pursuant to Section 3.08 with respect to COMPANY Sublicense Revenue shall be reduced to from [***] of all such COMPANY Sublicense Revenue it receives during the Term for sublicenses executed within the first [***] years after the Effective Date to [***] of all such COMPANY Sublicense Revenue, and from [***] of all such COMPANY Sublicense Revenue it receives during the Term for sublicenses executed thereafter to [***] of all such COMPANY Sublicense Revenue; and MAYO will distribute [***] of all amounts it receives under this section to VGL; and

(2)         the grant of licenses from VGL for its Licensed Know-How to COMPANY shall become non-exclusive.

6.05                        CONSEQUENCES OF TERMINATION.

(a)                   In the event of termination under Section 6.02 of this Agreement for COMPANY’s breach, the licenses to Licensed Patents and Jointly Owned Patents from FOUNDERS to COMPANY shall immediately terminate.  All licenses to Licensed Know-How shall become non-exclusive and any obligation to confer shall immediately terminate.

(b)                   In the event of termination under Section 6.02 of this Agreement for breach by MAYO or VGL:

(1)         the licenses to COMPANY of Licensed Patents of that breaching FOUNDER and to that breaching FOUNDER’s interest in Jointly Owned Patents shall continue;

(2)         All licenses to Licensed Know-How of that breaching FOUNDER shall continue on a non-exclusive basis;

(3)         Any obligation of that breaching FOUNDER to confer shall immediately terminate.

(4)         Such termination will trigger the provisions of Section 6.04(a) if the breach is by MAYO or of Section 6.04(b) if the breach is by VGL.

(c)                    In the event of termination of this Agreement under Section 6.03, all licenses granted hereunder shall immediately terminate.

(d)                   Subject to Section 6.05(a)-(c), nothing in this Agreement shall be construed to prohibit or enjoin

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COMPANY from continuing to use Licensed Know-How licensed from FOUNDERS for any reason.  In the event of any claim of breach, except as set forth in this Section 6.05, above, FOUNDERS waive any remedy that would otherwise enjoin COMPANY from using Licensed Know-How as licensed hereunder.  In the event MAYO or VGL terminates this Agreement under Section 6.02, COMPANY’s license under such Licensed Know-How shall not be terminated and COMPANY’s license to such Licensed Know-How (and obligation to make payments therefor) shall continue, but only on a non-exclusive basis.  In any arbitration or court proceeding involving this Agreement, it is the intention of the parties that the relief for FOUNDERS and the effect on COMPANY be as least as significant as FOUNDERS having the right to terminate the Licensed Know-How license and, in this regard, an arbitrator or court may grant FOUNDERS such additional relief as such arbitrator or court deems equitable to compensate FOUNDERS.

6.06                        Survival. Subject to the foregoing, the following sections survive any termination or expiration of this Agreement, per their terms: 2.05; 2.06 (except if this Agreement is terminated for breach by MAYO under Section 6.02); any payment obligations that accrued or are accruable up to the date of termination and thereafter as may be set forth in Article 3.00; 3.07(g), (h) and (i); Article 4.00 (solely as to payments accruing during the term of the Agreement); Article 5.00; Article 6.00; all payment obligations of COMPANY that accrued or are accruable under Article 8.00; and Article 9.00.

Article 7.00- Representation and Warranties.

7.01                        REPRESENTATIONS OF COMPANY.  COMPANY represents and warrants to FOUNDERS that it has independently evaluated the Licensed Patents, Jointly Owned Patents and Licensed Know-How and is entering into this Agreement on the basis of its own evaluation and not in reliance of any representation by FOUNDERS. COMPANY represents and warrants that it shall have a minimum of [***] dollars (US$[***]) of available funding by [***] and shall raise, at a minimum, financing of [***] dollars (US$[***]) for COMPANY purposes, including COMPANY Product research and development, by [***].

7.02                        COMMERCIALIZATION EFFORTS. COMPANY will use commercially reasonable efforts to research, develop and commercialize COMPANY Product(s). If COMPANY has not [***] after the Effective Date, the license to COMPANY for Licensed Patents and Licensed Know- How shall terminate unless COMPANY pays FOUNDERS an annual license maintenance fee of [***] dollars (US$[***]) per year for each year [***]. The first such payment is due within [***] days of the [***] anniversary of the Effective Date, and subsequent maintenance fees are due within [***] days of subsequent anniversary dates of the Effective Date.

Article 8.00- Patents

8.01                        Patent Filing, Prosecution, Maintenance and Enforcement. All patent applications filed within the Licensed Patents shall be assigned as follows:

(a)         to MAYO for all inventions invented solely by one or more employees of Mayo;

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(b)         to VGL for all inventions invented solely by one or more employees of VGL; and

(c)          jointly to the respective parties for all inventions invented jointly by one or more employees of such parties.

COMPANY shall have control and authority to direct prosecution of the Licensed Patents and Jointly Owned Patents, including the right to amend such patent applications and file new patent applications which shall be considered within the definition of Licensed Patents and/or Jointly Owned Patents, and FOUNDERS will be afforded the opportunity to advise and consult on all such filings and the prosecution.  In addition, COMPANY will provide FOUNDERS with copies of all papers submitted to or received from the United States Patent and Trademark Office on a timely basis.  For so long as the license to Licensed Patents and Jointly Owned Patents remains exclusive, COMPANY shall have control and authority to direct the enforcement and defense of the Licensed Patents in the Field and the Jointly Owned Patents.  COMPANY shall be responsible for all costs and expenses related to prosecution, maintenance, enforcement and defense of the Licensed Patents after the Effective Date and reimbursement of Licensed Patents invoice costs incurred prior to the Effective Date (such invoice costs to be limited to [***] dollars (US$[***]) in total).  COMPANY shall be responsible for all costs and expenses related to prosecution, maintenance, enforcement and defense of the Jointly Owned Patents.  FOUNDERS agree to take such actions as are reasonably necessary for COMPANY to file, prosecute, maintain, enforce and defend the Licensed Patents and Jointly Owned Patents, and will cooperate with COMPANY in any such matters except financially.  MAYO may not be joined as a party to any litigation, unless deemed a necessary party by law.  If MAYO is joined, COMPANY will pay all costs on a monthly basis, including attorneys’ fees, incurred by MAYO with respect thereto and will indemnify MAYO for any damages that may result from such litigation.  MAYO may be represented by counsel of its own choosing.  Any recoveries will first be used to reimburse each party’s out-of-pocket costs incurred in connection with such action (including, if applicable, under Section 5.04), and thereafter will be shared equally by the parties.

If COMPANY determines in its sole discretion to abandon any patent application or not to file any continuation patent application with claims suggested by FOUNDERS within the Licensed Patents or Jointly Owned Patent Rights that are assigned or co-assigned to MAYO and/or VGL, COMPANY will provide FOUNDERS with [***] days prior written notice of such determination and provide FOUNDER assignee(s) with the opportunity to prosecute, enforce, defend and maintain such patent or patent application at FOUNDER assignee(s)’ sole expense, and the license granted to COMPANY with respect to such patent or patent application shall convert to a non-exclusive license.  This conversion of rights to non-exclusive shall not apply to any decision by COMPANY not to file in any country other than the United States.  COMPANY shall have the sole discretion, without penalty, to opt to forego any foreign filing, provided that upon COMPANY’s making such a decision, FOUNDERS shall be entitled to pursue the foreign tiling at their own expense.

Upon termination of this Agreement, the parties shall confer as to the responsibility of prosecution, maintenance, enforcement and defense of Jointly-Owned Patents; MAYO and VGL shall retain their sole rights to prosecute, maintain, enforce and defend any Licensed Patents

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assigned exclusively to either MAYO or VGL; and MAYO and VGL shall confer as to the responsibility of prosecution, maintenance, enforcement and defense of Licensed Patent that are co-assigned to MAYO and VGL.

8.02                        THIRD PARTY LITIGATION.  In the event a third party institutes a suit against COMPANY for patent infringement involving a COMPANY Product, COMPANY will promptly inform FOUNDERS and keep FOUNDERS regularly informed of the proceedings.  In the event the third party sues or joins FOUNDERS, COMPANY will defend FOUNDERS pursuant to the indemnification obligation in Section 5.04.  Any recoveries will first be used to reimburse each party’s out-of-pocket costs incurred in connection with such action (including, if applicable, under Section 5.04), and thereafter will be [***].

8.03                        KEY PATENT OWNERSHIP.  Prior to the submission of an IDE for a COMPANY Product, the parties will meet to discuss whether any Jointly Owned Patents are Key Patent(s) for such COMPANY Product.  “Key Patent(s)” shall mean one or more patents or applications within the Jointly Owned Patents that claim inventions material to the manufacture, use, operation or other aspect of such COMPANY Product, and that [***].  MAYO and VGL (to the extent either such party holds any rights in such Key Patent), shall assign all right, title and interest in and to such Key Patent to COMPANY, subject to COMPANY’s continuing obligations to pay royalties on sales of COMPANY Products covered by a Valid Claim within such Key Patent as if such Key Patent were still a Jointly Owned Patent, in accordance with the terms and conditions of this Agreement.  COMPANY shall grant to MAYO and/or VGL, whichever has assigned its interest therein to COMPANY, a fully paid up, fully sublicensable right and license under such Key Patent to make, have made, use, offer for sale, sell and import products and services outside the Field.  The Key Patent shall remain subject to the terms and conditions of this Agreement, including FOUNDERS’ retained rights to use the inventions claimed therein internally as provided in Section 2.03.

Article 9.00 - General Provisions.

9.01                        AMENDMENTS.  This Agreement may not be amended or modified except by a writing signed by the parties and identified as an amendment to this Agreement.

9.02                        ASSIGNMENT. A party may not assign its rights hereunder to any third party without the prior written consent of the other parties; provided that a party may assign its rights without the prior written consent of the other parties to any affiliate or other entity that controls, is controlled by or is under common control with such party.  Notwithstanding the foregoing, COMPANY is free to transfer or assign this Agreement (or any rights granted under this Agreement) to its successor, whether by way of merger, consolidation, reorganization or acquisition of stock or sale of substantially all of its assets relating to the subject matter of this Agreement.  COMPANY will promptly notify FOUNDERS of any such assignment.  Any purported assignment in violation of this clause is void.  Any assignment shall not in any manner relieve the assignor from liability for the performance of this Agreement by its assignee.  The assignee shall agree to be fully bound by the terms and conditions of this Agreement.  If COMPANY assigns this Agreement in accordance with this Section 9.02, MAYO’s and VGL’s obligations under Sections 2.02(a) and 2.02(b) shall terminate, unless, within [***] days after an assignment pursuant to this Section 9.02, MAYO, in its sole discretion, provides notice that

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it desires to continue to confer per the terms of this Agreement.  If MAYO fails to provide such notice within [***] days of notification of assignment in writing by COMPANY, (1) no Know-How retainer fees under Section 3.05 shall thereafter accrue and be payable; and (2) no Know-How milestone payments under Section 3.06 shall thereafter accrue and be payable.

9.03                        BINDING EFFECT.  This Agreement shall be binding upon and inure to the benefit of the parties, their heirs, legal representatives, successors and permitted assigns.

9.04                        ENTIRE AGREEMENT.  This Agreement, including Exhibit A, constitutes the final, complete and exclusive agreement between the parties with respect to its subject matter and supersedes all past and contemporaneous agreements, promises and understandings, whether oral or written, between the parties.

9.05                        INDEPENDENT CONTRACTOR. It is mutually understood and agreed that the relationship between the parties is that of independent contractors. Neither party is the agent, employee, or servant of the other. Except as specifically set forth herein, neither party shall have nor exercise any control or direction over the methods by which the other party performs work or obligations under this Agreement. Further, nothing in this Agreement is intended to create any partnership, joint venture, lease or equity relationship, expressly or by implication, between the parties. Neither VGL nor Mayo shall have the right to bind or otherwise obligate the other to any commitment or contract or act on the other’s behalf under this Agreement.

9.06                        ARBITRATION.  Any disputes as described in Exhibit A will be arbitrated as set forth therein.

9.07                        NOTICES.  All notices and other business communications between the parties related to this Agreement shall be in writing, sent by certified mail, addressed as follows:

If to COMPANY:                                                 NBI Development, Inc.

Attn: Robert Nickoloff: CEO

2800 Patton Road

St. Paul, MN 55113

Facsimile:  (651) 634-3212

with a copy to:

Latham & Watkins LLP

Attn: Michael Pucker

Sears Tower, Suite 5800

233 South Wacker Drive

Chicago, IL 60606

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Facsimile: (312) 993-9767

If to VGL:	VenturiGroup, LLC
2800 Patton Road
St. Paul, MN 55113
Facsimile: (651) 634-3212

If to MAYO:	Mayo Medical Ventures
Attn: Leif Nelson
200 First Street SW
Rochester, MN 55905
Facsimile: (507) 284-5410

with a copy to:
MAYO Legal Department
Attn: General Counsel
200 First Street SW
Rochester, MN 55905
Facsimile: (507) 284-0929

Notices sent by certified mail shall be deemed delivered on the third day following the date of mailing. Either party may change its address or facsimile number by giving written notice in compliance with this Section 9.07.

9.08         SEVERABILITY.  In the event any provision of this Agreement is held to be invalid or unenforceable, the remainder of this Agreement shall remain in full force and effect as if the invalid or unenforceable provision had never been a part of this Agreement.

9.09         WAIVER. The failure of either party to complain of any default by the other party or to enforce any of such party’s rights, no matter how long such failure may continue, will not constitute a waiver of the party’s rights under this Agreement. The waiver by either party of any breach of any provision of this Agreement shall not be construed as a waiver of any subsequent breach of the same or any other provision. No part of this Agreement may be waived except by the further written agreement of the parties.

9.10                        LIMITATION OF RIGHTS.   Subject to Section 9.03, this Agreement is intended only to benefit the parties hereto.  They have no intention to create any interests for any other party. Specifically, no interests are intended to be created for any customer, patient, research subjects or other persons (or their relatives, heirs, dependents or personal representatives) by or upon whom COMPANY Products may be used.

9.11                        CONSTRUCTION.  The parties agree to all of the terms of this Agreement and have executed it only after reviewing it thoroughly. That one party may have drafted all or a part of this Agreement will not cause this Agreement to be read more strictly against the drafting party. This Agreement, and any changes to it, will be interpreted on the basis that the parties contributed equally to the drafting of each of its parts.

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9.12                        FORCE MAJEURE.  Neither party shall be responsible for the non-performance of its obligations under this Agreement if such non-performance is caused directly or indirectly by acts of God, acts of civil or military authority, civil disturbance, war, terrorism, fires, or strikes. The party so affected shall give notice to the other party and shall do everything reasonably possible to resume performance.

9.13                        GOVERNING LAW.  This Agreement shall be governed by the laws of the State of Minnesota, without giving effect to its conflict of laws principles.

[Signature Page Follows]

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MAYO FOUNDATION FOR MEDICAL EDUCATION AND RESEARCH:

Signed:	/s/ Steven P. VanNurden

Printed Name:	Steven P. VanNurden

Title:	Assistant Treasurer

Date:	10/02/2006

VENTURI GROUP, LLC

Signed:	/s/ Mark. B. Knudson

Printed Name:	Mark B. Knudson

Title:	Managing Member

Date:	10/02/2006

COMPANY

Signed:	/s/ Robert S. Nickoloff

Printed Name:	Robert S. Nickoloff

Title:	President

Date:	10/02/2006

[A/R License Agreement]

EXHIBIT A

MANDATORY MEDIATION AND BINDING ARBITRATION

1.                                      NOTICE OF DISPUTE.   Any dispute related to this Agreement between the parties, including its formation, performance, or termination, which cannot be resolved by the parties themselves within [***] days after written notice by one party to another of the existence of a dispute, may be referred by either of the parties to mandatory mediation and binding arbitration under the terms of this Exhibit A.  The parties intend the mediation/arbitration  procedure described in this Exhibit A to substitute in all cases for litigation related to any such dispute, subject only to Section 7 of this Exhibit A, and this agreement to submit all such disputes to mandatory  mediation  and binding  arbitration is irrevocable.

2.                                      LIMITATION PERIOD. No demand for mediation/arbitration may be made regarding any claim more than [***] days after written notice by one party to the other of the existence of a dispute, regardless of any otherwise applicable statute of limitations.

3.                                      MEDIA TOR/ARBITRATOR.  If the parties cannot agree upon a single mediator/arbitrator within [***] days after written demand by either of them for mediation/arbitration, then a single mediator/arbitrator shall be chosen by the American Arbitration Association office in Minneapolis, Minnesota, within [***] additional days after the [***] day period. The mediator/arbitrator shall be generally experienced in the legal and technical matters related to the dispute.

4.                                      MEDIATION.   Within [***] days after the appointment of the mediator/arbitrator, the parties must attend a mediation session at which the mediator/arbitrator personally shall attempt to guide the parties to a settlement.  Each party may be represented by counsel at the mediation, but each party must attend through an officer having authority to agree to a settlement at the mediation.  The mediation session shall occur in Minneapolis or in St. Paul, Minnesota, and shall extend no longer than a single day.  Statements or offers made at the mediation session shall not be admissible in any later arbitration hearing.

5.                                     ARBITRATION.   If such mediation has not resulted in a mutually-executed settlement agreement (or withdrawal of claim) within [***] days after the date of mediation, then the parties shall proceed to arbitration as described below.   Such arbitration, which the parties intend to be final and to substitute for litigation, shall occur in Minneapolis or in St. Paul, Minnesota, and the arbitration results may be entered as a final judgment in any court with jurisdiction.   The decision of the arbitrator shall be final and binding upon the parties both as to law and fact.

(a)                                Initial Disclosures.   Within [***] days after the date of mediation, the parties shall exchange written disclosures listing with reasonable specificity: (i) all exhibits expected to be used by the party at arbitration, and complete copies of such exhibits, (ii) all witnesses expected to be called by the party at arbitration, and (iii) the substance of the testimony of each witness.  Copies of such disclosures shall be sent to the arbitrator. No exhibit or witness may be called if the same does not appear on such disclosure, and

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no witness may testify as to matters not described in such disclosure, except for rebuttal testimony as may be permitted by the arbitrator.

(b)                                   Discovery Period.  Within [***] days after exchange of the disclosure notices, the parties shall make specific discovery requests to the arbitrator, and within an additional [***] days the arbitrator shall issue to both parties a joint discovery order.  The discovery period preceding the arbitration hearing shall not exceed [***] days from the issuance of the discovery order by the arbitrator.

(c)                                    Scope of Discovery.  Discovery shall be limited to that ordered by the arbitrator as being reasonable and necessary, and in no case shall exceed the deposition of [***] witnesses for each party, and/or the exchange of more than a total of [***] specific and non-compound interrogatories by each party, and/or two specific requests by each party for the production of documents considered by the arbitrator to be reasonably relevant and not unduly burdensome.

(d)                                 Hearing.  The arbitration hearing, which shall be confidential to the parties and not open to the public, shall not exceed [***] days, and shall be completed within [***] days after the close of discovery.  The arbitrator may admit any testimony or other evidence which the arbitrator decides is reasonably relevant to the issues of the arbitration, but excluding statements or offers made by either party at the mediation session.

(e)                                 Final Decision.  The arbitrator shall issue a final written decision no later than [***] days following the end of the arbitration hearing, stating findings as to law and fact.  In any final decision, the arbitrator shall be free to grant a continuing license to COMPANY to any Licensed Know- How or Licensed Patents on terms deemed by the arbitrator to be just and equitable (such terms to include subject matter or geographic scope of any continuing license, royalty rate, degree of exclusivity).  The decision shall be confidential to the parties.  The arbitrator shall be limited to determining and ordering the payment of actual and direct damages if any, and may order the payment of indirect, special, incidental, or consequential damages only where bad faith has been shown and/or to the extent required to fulfill any obligations under Article 7.00 of the .  The arbitrator shall not order the payment of punitive or exemplary damages in any case.

6.                                      COSTS AND FEES.  Each party shall be responsible for its own costs and fees (including attorney’s fees), and shall divide common costs and fees equally; however, if the arbitrator specifically finds bad faith on the part of a party, then the arbitrator may order a different division of costs and fees.

7.                                      EQUITABLE RELIEF.  Nothing in this Exhibit A prohibits a party from seeking equitable relief to protect its rights to the extent that irreparable harm may occur and damages would not be a sufficient remedy, except that a party shall not seek to enjoin mediation/arbitration as described in this Exhibit A.

(a)                                Specific Performance.  Among the equitable remedies that a party may seek under this Section 7 of this Exhibit A, either party may petition a court for specific performance of

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the terms of this Exhibit A, including following the failure of either party without good cause to adhere to the time limits set out in this Exhibit A.  A party securing an order for specific performance under this Section 7(a) of this Exhibit A is entitled to recover costs and reasonable attorneys’ fees in connection with such petition for specific performance and any related hearings.

8.                                      SURVIVAL.  The rights and obligations of the parties described in this Exhibit A survive the termination, expiration, non-renewal, or rescission of this Agreement.

9.                                      GOVERNING RULES AND LAW.  To the extent not inconsistent with the terms of this Exhibit A, the mediation and arbitration are governed by the rules of the American Arbitration Association, the Minnesota Arbitration Act, and the Federal Arbitration Act (9 U.S.C § I, et seq.).

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